EXHIBIT 99.1

                       REEVES TELECOM LIMITED PARTNERSHIP
                         RESPONDS TO "MINI-TENDER" OFFER
                        FOR ITS LIMITED PARTNERSHIP UNITS

FOR IMMEDIATE RELEASE:

      GLEN HEAD, NY, January 9, 2006 -- On December 29, 2005, Reeves Telecom Limited Partnership received notification of an unsolicited mini-tender offer being made by Peachtree Partners, an Arizona-based partnership controlled by Messrs. Ira Gaines and Barry Zemel, to purchase up to 4.9% of the partnership units (including those partnership units Peachtree already owns) at a price of $0.10 cash per unit, less a one-time administrative fee of $100.00 per investor and less any distributions paid by the Partnership after December 12, 2005.

      Neither the Partnership nor Grace Property Management, Inc., its general partner, in any way recommends or endorses Peachtree's offer. Mr. Ira Gaines, a principal of Peachtree, is the registered holder of partnership units. In no other manner is Peachtree associated with either the Partnership or its general partner, and neither the Partnership nor its general partner is associated with the tender offer or the offer documentation.

      The Partnership takes no position with respect to the tender offer.

      The Partnership urges that each partner, regardless of the size of his or her holding, contemplating tendering his or her partnership units to Peachtree consider the following:

      [ ] There is not an active market for the partnership units. The units are not listed on any national securities exchange or quoted on the NASDAQ(TM) computerized over-the-counter quotation system. Transactions involving partnership units have occurred, albeit sporadically, in the over-the-counter market, though as a rule the Partnership has no specific knowledge of either the prices at which the partnership units have traded or the dates on which such transactions have occurred. From information furnished by parties involved, the only transactions in the over-the-counter market between third parties involving partnership units during the last five years with respect to which the Partnership is aware of the price per unit and the approximate transaction date are as follows:

                     Approx. Transaction Date        Price per Unit
                     ------------------------       ----------------
                        November 2005                   $10.00

                        May 2003                          0.50

                        May 2002                          0.50

                        February 2001                     0.50


      [ ] The one-time administrative fee of $100.00 that Peachtree will assess each investor who tenders partnership units under its offer means, effectively, that a holder of 1,000 or fewer partnership units will receive nothing for his or her holding, and that a holder of 2,000 partnership units will receive net consideration of $0.05 per unit.

      [ ] Firms that have an interest in acting as a broker or dealer in transactions involving limited partnership units in general may be found on the Internet. The Partnership does not endorse or recommend any such firm, nor is the Partnership aware of any interest of any such firm (other than Peachtree) in a transaction involving the Partnership's units. The Partnership strongly encourages each partner to do his or her own investigation of a potential broker or dealer, and to be aware that because the market for limited partnership units in general is inefficient, the price offered by a broker or dealer may bear little relation to, and may be substantially lower or higher than, the actual economic value of the partnership units or the net price per unit offered by Peachtree under its mini-tender offer.

      The Securities and Exchange Commission has cautioned investors about offers of this nature. Mini-tender offers, which are offers to buy less than 5 percent of a company's stock or of a limited partnership's partnership units, "have been increasingly used to catch investors off guard," according to an investor alert posted on the SEC's website. Partners should be aware that many of the SEC's tender offer rules do not apply to mini-tender offers. Among other things, the SEC recommends that before accepting a mini-tender offer, each investor should consult with his or her broker or financial advisor and determine where to get the best price if he or she wants to sell. The SEC warns investors not to assume that a premium over the market is being offered for their units.

      To read more about the risks of a mini-tender offer, please review the alert at: http://www.sec.gov/investor/pubs/minitend.htm.

      Partners who have tendered their partnership units to Peachtree under the offer are advised that, according to Peachtree's offering documents, they may withdraw their partnership units by providing written notice to Peachtree for a period of 15 days from the postmark of their acceptance of Peachtree's offer.

About the Partnership

      Reeves Telecom Limited Partnership is a South Carolina limited partnership that is engaged in owning, developing, selling, leasing, or otherwise dealing in real estate in North Carolina.

Forward Looking Statement

      This press release contains forward-looking statements. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Partnership undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect the Partnership's business, particularly those mentioned in the cautionary statements in Item 1 of the Partnership's Form 10-K for the year ended December 31, 2004, and in its periodic reports on Form 10-Q and Form 8-K (if any) which the Partnership incorporates by reference.


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